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                                                                    EXHIBIT 23.3





                              ACCOUNTANTS' CONSENT



The Board of Directors
Hawaiian Airlines, Inc.:


We consent to the use of our report dated March 11, 1999, relating to the statements of operations, shareholders' equity and comprehensive income, and cash flows of Hawaiian Airlines, Inc. for the year ended December 31, 1998, included in the Registration Statement on Form S-4 of TurnWorks Acquisition III, Inc., registering 40,098,943 shares of common stock and $40,206,922 of senior subordinated notes and to the reference to our firm under the heading "Selected Financial Data" and "Experts" in the prospectus.


KPMG LLP



Honolulu, Hawaii
February  , 2002